Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 23, 2019 with respect to the consolidated financial statements of Innovative Solutions & Support, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2019, which is incorporated by reference in this Registration Statement.  We consent to the use of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

December 23, 2019